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                                  Exhibit 10.6



                         ADDENDUM TO CONTINUING GUARANTY


                  THIS ADDENDUM TO CONTINUING GUARANTY (the "Addendum") is made and dated as of the 17th day of February, 1998, by and between MIRAVANT MEDICAL TECHNOLOGIES ("Guarantor"), and SANWA BANK CALIFORNIA ("Bank").

                                    RECITALS

                  A. Pursuant to that certain Term Loan Agreement dated concurrently herewith, Bank agreed to extend credit to MICHAEL D. FARNEY, an individual (the "Debtor") in the form of a $7,600,000.00 term loan (the "Term Loan") on the terms and subject to the conditions set forth more particularly therein (as amended, extended and replaced from time to time, the "Loan Agreement," and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Loan Agreement). The obligations of the Debtor with respect to the Term Loan, including, without limitation, to pay principal and interest on amounts outstanding under the Loan Agreement, are secured by certain collateral consisting generally of outstanding capital stock of Guarantor owned by the Debtor (the "Pledged Stock") pursuant to the terms of the Loan Agreement.

                  B. As a condition precedent to the agreement of Bank to fund the Term Loan to the Debtor, Bank has required Guarantor to execute and deliver a credit guaranty of the obligations of the Debtor with respect to the Term Loan in the form of the Continuing Guaranty dated concurrently herewith to which this Addendum is attached (as amended, extended and replaced from time to time, the "Guaranty").

                  C. In addition to providing the Guaranty, Bank has required that Guarantor agree under certain circumstances to purchase from Bank upon demand the Term Loan and all right, title and interest of Bank therein, including, without limitation, under the Loan Agreement, (the "Loan Package").

                  D. Guarantor and Bank desire to set forth in this Addendum, which is attached to and hereby made a part of the Guaranty, the terms and conditions under which Bank may require Guarantor to purchase the Loan Package.

                  NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

                  1. Purchase Commitment. Guarantor hereby agrees that upon the delivery to Guarantor of written notice from Bank that a Put Event (as defined below) has occurred, Guarantor absolutely and unconditionally agrees that no later than one (1) Business Day thereafter Guarantor will purchase and take from Bank all of Bank's right, title and interest in the Loan Package. For purposes of this Paragraph l, the term "Put Event" shall mean: (a) the occurrence of an Event of Default under the Loan Agreement, or (b) receipt by Bank of any instruction from, or request by or on behalf of, the Debtor which Bank, in its reasonable business judgment, concludes constitutes a request or demand to sell or otherwise dispose of the Pledged Stock due to a decline or anticipated decline in the value thereof .

                  2. Purchase Price. The purchase price to be paid by the Guarantor for Bank's right, title and interest in the Loan Package shall be an amount equal to the sum of: (a) the outstanding principal balance under the Loan Agreement, (b) interest accrued and unpaid thereon to and including the purchase date, plus (c) all other Obligations outstanding. The purchase price shall be paid to Bank in lawful money of the United States and in immediately available funds on the purchase date.

                  3. Delivery of Loan Package; Transfer Expenses. Upon payment in full by the Purchaser to Bank of the purchase price pursuant to Paragraph 2 above, Bank shall deliver to Guarantor an assignment of the right, title and interest of Bank in the Loan Agreement and such other documents, instruments and agreements relating to the Term Loan as Guarantor may reasonably request which are in Guarantor's judgment necessary to transfer Bank's rights in the Loan Package to it; provided, however, that Guarantor acknowledges that the Special Power of Attorney granted by Borrower to Bank is personal to Bank and not transferrable. Any and all endorsements, assignments and other documents, instruments and agreements executed by Bank hereunder shall be without recourse to and, except as expressly set forth in Paragraph 4 below, without representation or warranty, express or implied, by Bank. Guarantor shall be responsible for all costs and expenses incurred or assessed against Bank in connection with such transfer all of which shall be payable by Guarantor to Bank upon demand with interest thereon at the Reference Rate minus 1.000% per annum (computed on the basis of a 360-day year) from the date demand is made by Bank until paid in full.

                  4. Representation and Warranty. On and as of the purchase date for the Loan Package sold and transferred as contemplated hereby, Bank hereby represents and warrants that immediately prior to the consummation of the purchase and sale transaction Bank had good title to and was the sole owner of the Loan Package and upon payment by Guarantor of the purchase price therefor Guarantor will have good title to the Loan Package free and clear of any lien, claim or other interest of any person or entity claiming by or through Bank.

                  5. Extent of Obligations. Guarantors' obligation to purchase the right, title and interest of Bank in the Loan Package as provided herein is absolute and unconditional and subject to all waivers and other terms and provisions set forth in the Guaranty, including, without limitation, Paragraph 4 thereof. Without limiting the generality of the foregoing, Guarantor hereby independently and irrevocably waives: (a) any defense to such obligation that may arise by reason of the disability or other defense or cessation of liability of the Debtor for any reason other than full payment; (b) deferral of such obligation arising by reason of the institution of bankruptcy, insolvency, reorganization, moratorium or other similar proceedings by or against the Debtor or any other person or entity; (c) any defense arising as a result of Bank's failure to preserve or protect the Loan Package, including, without limitation, the Pledged Stock or to perfect or maintain the perfection or priority of any lien thereon or Bank's exercise or failure to exercise any right, power or remedy, including, without limitation, the failure to proceed first against the Debtor, any security it holds under the Loan Agreement, including, without limitation, the Pledged Stock, even when such election or failure impairs alters or negates the rights of Guarantor against the Debtor, whether arising by way of subrogation or otherwise. Guarantor agree that Bank may, without notice and without releasing the Guarantor from its obligations under the Guaranty or under this Addendum, extend the time for making any payment or extend the performance of any agreement and may proceed against Guarantor directly and independently of the Debtor or any other person or entity.

                  6. No Reliance. Guarantor confirms that it has reviewed and approved the Loan Agreement and each of the other documents, instruments and agreements included in the Loan Package. Guarantor expressly acknowledges that neither Bank nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates (the "Bank-Related Parties") has made any representations or warranties to it with respect to the Debtor or the Loan Package and that no act by Bank or any Bank-Related Party hereinafter taken, including any review of the affairs of the Debtor shall be deemed to constitute any representation or warranty by Bank or any Bank-Related Party with respect thereto. Guarantor represents and warrants to Bank that in agreeing to enter into the Guaranty and this Addendum, it has, independently and without reliance upon Bank or any Bank-Related Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Debtor and made its own decision to enter into the
Guaranty and this Addendum. Guarantor also represents that it will, independently and without reliance upon Bank or any Bank-Related Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Guaranty and/or this Addendum and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Debtor. Bank shall have no any duty or responsibility to provide Guarantor with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Debtor which may come into the possession of Bank or any Bank-Related Party.

                  7. Relationship to Guaranty. All obligations of Guarantor under this Addendum are in addition to and not in substitution for all obligations of Guarantor under the Guaranty. Subject to the foregoing, this Addendum is hereby incorporated into and shall form a pat of the Guaranty for all purposes thereof.

     IN WITNESS WHEREOF, the undersigned hereby execute and deliver this Addendum on and as of the day first above written.

                  GUARANTOR:  MIRAVANT MEDICAL TECHNOLOGIES

                              By: /s/ Gary S. Kledzik
                                  -------------------------------------
                                      Gary S. Kledzik, Chairman and CEO

                  BANK:       SANWA BANK CALIFORNIA

                              By: /s/ David G. Kronen
                                  -----------------------------------
                                      David G. Kronen, Vice President


ACKNOWLEDGED AND AGREED TO:      /s/ Michael D. Farney
                                 ------------------------------------
                                     Michael D. Farney, an individual